UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017 (May 16, 2017)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)
☐	Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8 – Other Events

Item 8.01. Other Events.

HUD OIG Settlement

As previously disclosed, in 2009 OneWest Bank acquired the reverse mortgage loan portfolio and related servicing rights of Financial Freedom Senior Funding Corporation, including home equity conversion mortgage (“HECM”) loans, from the FDIC as Receiver for IndyMac Federal Bank. HECM loans are insured by the Federal Housing Administration (“FHA”), and administered by the Department of Housing and Urban Development (“HUD”). CIT Group Inc. acquired the parent company of OneWest Bank effective as of August 3, 2015. Subject to certain requirements, the loans acquired by OneWest Bank from the FDIC are covered by indemnification agreements. In addition, Financial Freedom is the servicer of HECM loans owned by third party investors. Beginning in the third quarter of 2015, the Office of the Inspector General for HUD (the “HUD OIG”), served a series of subpoenas on the Company regarding HECM loans. The subpoenas requested documents and other information related to Financial Freedom’s HECM loan origination and servicing business, including the curtailment of debenture interest payments on HECM insurance claims. The Company has cooperated with the investigation and engaged in discussions with the HUD OIG and Department of Justice and on May 16, 2017 agreed to a settlement of approximately $89 million to resolve the servicing related claims. The settlement is within the Company’s existing reserves and includes interest to be reimbursed to HUD. We do not currently expect the outcome of the remaining loan origination matter to have a material adverse effect on the Company’s financial condition or results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Stuart Alderoty
Stuart Alderoty
Executive Vice President, General Counsel
& Secretary

Dated: May 16, 2017